Exhibit 99.1

FOR IMMEDIATE RELEASE

July 29, 2014

Huron Consulting Group Announces

Second Quarter 2014 Financial Results

•	Revenues increased 22.9% to $209.4 million for Q2 2014 compared to $170.4 million in Q2 2013.

•	Operating income increased 11.4% to $34.0 million for Q2 2014 compared to $30.5 million in Q2 2013.

•	Adjusted EBITDA(6), a non-GAAP measure, increased 14.9% to $42.2 million in Q2 2014 compared to $36.7 million in Q2 2013.

•	Diluted earnings per share from continuing operations for Q2 2014 increased 24.6% to $0.86 compared to $0.69 in Q2 2013.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased 26.7% to $0.95 in Q2 2014 compared to $0.75 in Q2 2013.

•	Company raises its 2014 full year revenue guidance to a range of $805.0 million to $825.0 million. Company also raises GAAP diluted earnings per share in a range of $3.40 to $3.55, and non-GAAP adjusted diluted earnings per share(7) in a range of $3.25 to $3.40.

CHICAGO – July 29, 2014 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the second quarter ended June 30, 2014.

“Strong second quarter results capped off a solid first half of the year for the Company. Both the Huron Healthcare and Huron Legal segments, which comprise approximately 75% of the Company’s revenue, generated strong growth,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Our business continues to be driven by the complex and rapidly-changing business environment facing clients across our primary markets. We expect that these pressures on our clients will remain or increase during the coming years, and we are encouraged by our ability in all of our operating segments to continue to provide value to our clients as they address a difficult array of challenges.”

Second Quarter 2014 Results

Revenues for the second quarter of 2014 were $209.4 million, an increase of 22.9% compared to $170.4 million for the second quarter of 2013. The Company’s second quarter 2014 operating income was $34.0 million, compared to $30.5 million in the second quarter of 2013. Net income from continuing operations was $19.9 million, or $0.86 per diluted share, for the second quarter of 2014, compared to $15.8 million, or $0.69 per diluted share, for the same period last year.

Second quarter 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $41.6 million, or 19.9% of revenues, compared to $36.1 million, or 21.2% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses certain other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2014	2013
Amortization of intangible assets	$2,912	$1,451
Restructuring charges	$1,034	$596
Other gain	$(440)	$—
Tax effect	$(1,402)	$(819)

Adjusted EBITDA(6) was $42.2 million, or 20.1% of revenues, in the second quarter of 2014, compared to $36.7 million, or 21.5% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $22.0 million, or $0.95 per diluted share, for the second quarter of 2014 compared to $17.0 million, or $0.75 per diluted share, for the comparable period in 2013.

The average number of full-time billable consultants(1) was 1,784 in the second quarter of 2014 compared to 1,532 in the same quarter last year. Full-time billable consultant utilization rate(2) was 77.8% during the second quarter of 2014 compared with 76.9% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $232 for the second quarter of 2014 compared to $213 for the second quarter of 2013. The average number of full-time equivalent professionals(4) totaled 1,157 in the second quarter of 2014 compared to 1,087 for the comparable period in 2013.

Year-to-Date Results

Revenues for the first six months of 2014 were $420.1 million, an increase of 25.6% compared to $334.4 million for the first half of 2013. The Company’s operating income for the first six months of 2014 was $75.8 million compared to $51.9 million in the first six months of 2013. Net income from continuing operations was $54.0 million, or $2.34 per diluted share, for the first six months of 2014 compared to $27.2 million, or $1.20 per diluted share, for the same period last year.

EBITDA(6) was $90.6 million, or 21.6% of revenues, for the first half of 2014 compared to $62.9 million, or 18.8% of revenues, for the same period in 2013.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses certain other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2014	2013
Amortization of intangible assets	$5,430	$2,907
Restructuring charges	$1,163	$596
Litigation and other gains	$(440)	$(1,150)
Tax effect	$(2,461)	$(941)
Net tax benefit related to “check-the-box” election	$(10,244)	$—

Adjusted EBITDA(6) was $91.3 million, or 21.7% of revenues, in the first half of 2014, compared to $62.3 million, or 18.6% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $47.5 million, or $2.06 per diluted share, for the first six months of 2014 compared to $28.6 million, or $1.26 per diluted share, for the comparable period in 2013.

The average number of full-time billable consultants(1) increased 15.4% to 1,751 in the first half of 2014 compared to 1,517 in the same quarter last year. Full-time billable consultant utilization rate(2) was 76.0% during the first half of 2014 compared with 77.4% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $240 for the first six months of 2014 compared to $213 for the first six months of 2013. The average number of full-time equivalent professionals(4) increased 17.4% to 1,333 in the first half of 2014 compared to 1,135 for the comparable period in 2013.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (50%); Huron Legal (26%); Huron Education and Life Sciences (17%); and Huron Business Advisory (7%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended June 30, 2014.

Acquisition

On May 5, 2014, Huron completed its acquisition of Vonlay, LLC, a healthcare technology consulting firm specializing in clinical, administrative and financial system implementation and optimization.

Share Repurchase Program

The Company’s Board of Directors authorized a share repurchase program pursuant to which the Company may, from time to time, repurchase up to $50 million of its common stock through February 28, 2015. In the second quarter of 2014 the Company repurchased 157,850 shares at an average price of $60.40, totaling $9.5 million. The amount and timing of the repurchases are determined by management and depend on a variety of factors, including the trading price of the Company’s common stock, general market and business conditions, and applicable legal requirements.

Outlook for 2014(7)

Based on currently available information, the Company raises guidance, which was previously provided on April 29, 2014, for full year 2014 revenues before reimbursable expenses in a range of $805.0 million to $825.0 million. The Company also raises EBITDA in a range of $151.7 million to $157.7 million, Adjusted EBITDA in a range of $152.5 million to $158.5 million, GAAP diluted earnings per share in a range of $3.40 to $3.55, and non-GAAP adjusted diluted earnings per share in a range of $3.25 to $3.40.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Second Quarter 2014 Webcast

The Company will host a webcast to discuss its financial results today, July 29, 2014, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 425 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 350 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues and reimbursable expenses:
Revenues	$209,405	$170,407	$420,136	$334,443
Reimbursable expenses	21,141	18,123	40,244	33,459

Total revenues and reimbursable expenses	230,546	188,530	460,380	367,902
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	124,289	102,869	247,899	208,997
Amortization of intangible assets and software development costs	1,290	674	2,391	1,332
Reimbursable expenses	20,899	18,118	40,330	33,469

Total direct costs and reimbursable expenses	146,478	121,661	290,620	243,798

Operating expenses and other operating gains:
Selling, general and administrative expenses	43,184	30,847	80,872	63,110
Restructuring charges	1,034	596	1,163	596
Litigation and other gains	(440)	—	(440)	(1,150)
Depreciation and amortization	6,267	4,877	12,323	9,656

Total operating expenses and other operating gains	50,045	36,320	93,918	72,212

Operating income	34,023	30,549	75,842	51,892
Other income (expense), net:
Interest expense, net of interest income	(1,594)	(1,706)	(2,965)	(3,569)
Other income (expense), net	169	(152)	345	(139)

Total other expense, net	(1,425)	(1,858)	(2,620)	(3,708)

Income from continuing operations before income tax expense	32,598	28,691	73,222	48,184
Income tax expense	12,685	12,877	19,183	21,001

Net income from continuing operations	19,913	15,814	54,039	27,183
Loss from discontinued operations, net of tax	—	(9)	—	(41)

Net income	$19,913	$15,805	$54,039	$27,142

Net earnings per basic share:
Net income from continuing operations	$0.88	$0.71	$2.39	$1.22
Loss from discontinued operations, net of tax	—	—	—	—

Net income	$0.88	$0.71	$2.39	$1.22

Net earnings per diluted share:
Net income from continuing operations	$0.86	$0.69	$2.34	$1.20
Loss from discontinued operations, net of tax	—	—	—	—

Net income	$0.86	$0.69	$2.34	$1.20

Weighted average shares used in calculating earnings per share:
Basic	22,645	22,351	22,617	22,246
Diluted	23,098	22,760	23,092	22,624

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$9,218	$58,131
Receivables from clients, net	136,149	123,750
Unbilled services, net	94,024	55,125
Income tax receivable	11,322	270
Deferred income taxes, net	11,931	15,498
Prepaid expenses and other current assets	15,261	19,740

Total current assets	277,905	272,514
Property and equipment, net	38,707	38,742
Other non-current assets	16,158	16,485
Intangible assets, net	29,773	21,222
Goodwill	566,998	536,637

Total assets	$929,541	$885,600

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,422	$8,185
Accrued expenses	15,845	19,180
Accrued payroll and related benefits	62,955	97,677
Bank borrowings, current portion	26,250	25,000
Accrued consideration for business acquisitions	5,480	5,177
Income tax payable	—	2,917
Deferred revenues	16,588	15,248

Total current liabilities	140,540	173,384
Non-current liabilities:
Deferred compensation and other liabilities	10,003	5,360
Bank borrowings, net of current portion	152,500	143,750
Deferred lease incentives	14,150	12,355
Deferred income taxes, net	22,867	20,487

Total non-current liabilities	199,520	181,952
Commitments and Contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,558,342 and 25,246,565 shares issued at June 30, 2014 and December 31, 2013, respectively	247	245
Treasury stock, at cost, 2,066,921 and 1,993,769 shares at June 30, 2014 and December 31, 2013, respectively	(92,412)	(88,091)
Additional paid-in capital	452,429	443,144
Retained earnings	229,802	175,763
Accumulated other comprehensive loss	(585)	(797)

Total stockholders’ equity	589,481	530,264

Total liabilities and stockholders’ equity	$929,541	$885,600

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$54,039	$27,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,071	10,988
Share-based compensation	10,273	8,832
Allowances for doubtful accounts and unbilled services	(281)	5,375
Deferred income taxes	5,816	5,213
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	(4,679)	4,576
(Increase) decrease in unbilled services	(37,220)	(33,936)
(Increase) decrease in current income tax receivable / payable, net	(13,966)	(9,795)
(Increase) decrease in other assets	4,489	712
Increase (decrease) in accounts payable and accrued liabilities	10,517	2,583
Increase (decrease) in accrued payroll and related benefits	(32,764)	(15,849)
Increase (decrease) in deferred revenues	904	(3,120)

Net cash provided by operating activities	12,199	2,721

Cash flows from investing activities:
Purchases of property and equipment, net	(11,433)	(10,201)
Net investment in life insurance policies	(797)	(654)
Purchases of businesses	(51,391)	—
Capitalization of internally developed software	—	(1,058)
Proceeds from note receivable	328	219

Net cash used in investing activities	(63,293)	(11,694)

Cash flows from financing activities:
Proceeds from exercise of stock options	779	30
Shares redeemed for employee tax withholdings	(3,140)	(581)
Tax benefit from share-based compensation	4,602	1,242
Share repurchases	(9,539)	—
Proceeds from borrowings under credit facility	74,000	66,000
Repayments on credit facility	(64,000)	(77,250)
Payments for debt issue costs	(41)	—
Payments for capital lease obligations	(42)	—
Deferred payment for purchase of property and equipment	(471)	(471)
Deferred acquisition payment	—	(481)

Net cash provided by (used in) financing activities	2,148	(11,511)

Effect of exchange rate changes on cash	33	(70)
Net decrease in cash and cash equivalents	(48,913)	(20,554)
Cash and cash equivalents at beginning of the period	58,131	25,162

Cash and cash equivalents at end of the period	$9,218	$4,608

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2014	2013
Huron Healthcare:
Revenues	$100,967	$78,946	27.9%
Operating income	$38,475	$29,507	30.4%
Segment operating income as a percentage of segment revenues	38.1%	37.4%
Huron Legal:
Revenues	$53,296	$45,089	18.2%
Operating income	$15,790	$10,793	46.3%
Segment operating income as a percentage of segment revenues	29.6%	23.9%
Huron Education and Life Sciences:
Revenues	$37,747	$37,134	1.7%
Operating income	$11,633	$11,547	0.7%
Segment operating income as a percentage of segment revenues	30.8%	31.1%
Huron Business Advisory:
Revenues	$16,574	$9,263	78.9%
Operating income	$5,129	$3,952	29.8%
Segment operating income as a percentage of segment revenues	30.9%	42.7%
All Other:
Revenues	$821	$(25)	N/M
Operating loss	$(520)	$(244)	113.1%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$209,405	$170,407	22.9%
Reimbursable expenses	21,141	18,123	16.7%

Total revenues and reimbursable expenses	$230,546	$188,530	22.3%

Statement of Earnings reconciliation:
Segment operating income	$70,507	$55,555	26.9%
Items not allocated at the segment level:
Other operating expenses and gains	30,217	20,129	50.1%
Depreciation and amortization expense	6,267	4,877	28.5%

Total operating income	34,023	30,549	11.4%
Other expense, net	1,425	1,858	(23.3)%

Income from continuing operations before income tax expense	$32,598	$28,691	13.6%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,114	916	21.6%
Huron Legal	124	145	(14.5)%
Huron Education and Life Sciences	407	434	(6.2)%
Huron Business Advisory	172	63	173.0%

Total	1,817	1,558	16.6%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,071	883
Huron Legal	129	149
Huron Education and Life Sciences	415	438
Huron Business Advisory	169	62

Total	1,784	1,532

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended June 30,
Other Operating Data (excluding All Other):	2014	2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	81.7%	84.7%
Huron Legal	68.0%	60.0%
Huron Education and Life Sciences	71.8%	65.8%
Huron Business Advisory	75.3%	82.9%
Total	77.8%	76.9%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$229	$199
Huron Legal (5)	$251	$221
Huron Education and Life Sciences	$225	$223
Huron Business Advisory	$257	$348
Total (5)	$232	$213
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$88	$82
Huron Legal (5)	$80	$60
Huron Education and Life Sciences	$75	$70
Huron Business Advisory	$94	$140
Total (5)	$85	$79
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	58	54
Huron Legal	1,048	982
Huron Education and Life Sciences	44	48
Huron Business Advisory	7	3

Total	1,157	1,087
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$115	$116
Huron Legal (5)	$41	$37
Huron Education and Life Sciences	$146	$132
Huron Business Advisory	$104	$173
Total (5)	$49	$45

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2014	2013
Huron Healthcare:
Revenues	$208,515	$157,691	32.2%
Operating income	$89,695	$60,668	47.8%
Segment operating income as a percentage of segment revenues	43.0%	38.5%
Huron Legal:
Revenues	$108,271	$86,033	25.8%
Operating income	$28,278	$13,731	105.9%
Segment operating income as a percentage of segment revenues	26.1%	16.0%
Huron Education and Life Sciences:
Revenues	$71,323	$72,860	(2.1)%
Operating income	$18,080	$20,899	(13.5)%
Segment operating income as a percentage of segment revenues	25.3%	28.7%
Huron Business Advisory:
Revenues	$29,956	$17,845	67.9%
Operating income	$7,684	$7,331	4.8%
Segment operating income as a percentage of segment revenues	25.7%	41.1%
All Other:
Revenues	$2,071	$14	N/M
Operating loss	$(978)	$(416)	135.1%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$420,136	$334,443	25.6%
Reimbursable expenses	40,244	33,459	20.3%

Total revenues and reimbursable expenses	$460,380	$367,902	25.1%

Statement of Earnings reconciliation:
Segment operating income	$142,759	$102,213	39.7%
Items not allocated at the segment level:
Other operating expenses and gains	54,594	40,665	34.3%
Depreciation and amortization expense	12,323	9,656	27.6%

Total operating income	75,842	51,892	46.2%
Other expense, net	2,620	3,708	(29.3)%

Income from continuing operations before income tax expense	$73,222	$48,184	52.0%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,114	916	21.6%
Huron Legal	124	145	(14.5)%
Huron Education and Life Sciences	407	434	(6.2)%
Huron Business Advisory	172	63	173.0%

Total	1,817	1,558	16.6%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,028	873
Huron Legal	134	148
Huron Education and Life Sciences	424	434
Huron Business Advisory	165	62

Total	1,751	1,517

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Six Months Ended June 30,
Other Operating Data (excluding All Other):	2014	2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	80.4%	85.1%
Huron Legal	66.2%	56.0%
Huron Education and Life Sciences	70.0%	67.9%
Huron Business Advisory	72.0%	83.8%
Total	76.0%	77.4%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$249	$202
Huron Legal (5)	$241	$221
Huron Education and Life Sciences	$213	$215
Huron Business Advisory	$248	$339
Total (5)	$240	$213
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$190	$167
Huron Legal (5)	$146	$113
Huron Education and Life Sciences	$140	$140
Huron Business Advisory	$173	$276
Total (5)	$173	$158
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	55	55
Huron Legal	1,229	1,035
Huron Education and Life Sciences	42	43
Huron Business Advisory	7	2

Total	1,333	1,135
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$243	$219
Huron Legal (5)	$72	$67
Huron Education and Life Sciences	$285	$282
Huron Business Advisory	$187	$324
Total (5)	$86	$83

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	During the second quarter of 2014, we revised the methodology we use to allocate revenue between our billable consultants and our full-time equivalents in our Huron Legal segment to better reflect the nature of the work being provided. Operating data for the three and six months ended June 30, 2014, as presented above, reflects this change. Operating data for the Huron Legal segment for the three months ended March 31, 2014 has been revised as follows: full-time billable consultant average billing rate per hour decreased from $259 to $231, revenue per full-time billable consultant decreased from $75 thousand to $67 thousand, and revenue per full-time equivalent was unchanged. The impact on our total Company results was immaterial.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$209,405	$170,407	$420,136	$334,443

Net income from continuing operations	$19,913	$15,814	$54,039	$27,183
Add back:
Income tax expense	12,685	12,877	19,183	21,001
Interest and other expenses	1,425	1,858	2,620	3,708
Depreciation and amortization	7,557	5,551	14,714	10,988

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	41,580	36,100	90,556	62,880
Add back:
Restructuring charges	1,034	596	1,163	596
Litigation and other gains	(440)	—	(440)	(1,150)

Adjusted EBITDA (6)	$42,174	$36,696	$91,279	$62,326

Adjusted EBITDA as a percentage of revenues (6)	20.1%	21.5%	21.7%	18.6%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income from continuing operations	$19,913	$15,814	$54,039	$27,183

Weighted average shares—diluted	23,098	22,760	23,092	22,624
Diluted earnings per share from continuing operations	$0.86	$0.69	$2.34	$1.20

Add back:
Amortization of intangible assets	2,912	1,451	5,430	2,907
Restructuring charges	1,034	596	1,163	596
Litigation and other gains	(440)	—	(440)	(1,150)
Tax effect	(1,402)	(819)	(2,461)	(941)
Net tax benefit related to “check-the-box” election	—	—	(10,244)	—

Total adjustments, net of tax	2,104	1,228	(6,552)	1,412

Adjusted net income from continuing operations (6)	$22,017	$17,042	$47,487	$28,595

Adjusted diluted earnings per share from continuing operations (6)	$0.95	$0.75	$2.06	$1.26

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations, and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2014 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected revenues – GAAP	$805.0	$825.0

Projected net income from continuing operations – GAAP	$79.0	$82.5
Add back:
Income tax expense	37.0	39.5
Interest and other expenses	5.7	5.7
Depreciation and amortization	30.0	30.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	151.7	157.7
Add back:
Restructuring charges	1.2	1.2
Other gain	(0.4)	(0.4)

Projected adjusted EBITDA (7)	$152.5	$158.5

Projected adjusted EBITDA as a percentage of projected revenues (7)	18.9%	19.2%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$79.0	$82.5

Projected diluted earnings per share from continuing operations – GAAP	$3.40	$3.55

Add back:
Amortization of intangible assets	10.5	10.5
Restructuring charges	1.2	1.2
Other gain	(0.4)	(0.4)
Tax effect	(4.6)	(4.6)
Net tax benefit related to “check-the-box” election	(10.2)	(10.2)

Total adjustments, net of tax	(3.5)	(3.5)
Projected adjusted net income from continuing operations (7)	$75.5	$79.0

Projected adjusted diluted earnings per share from continuing operations (7)	$3.25	$3.40

(7)	In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income from continuing operations, and Projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income from continuing operations and Projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.